            Exhibit 23.1

            INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-41226 of American Tower Corporation on Form S-8 of our report dated June 6, 2002, appearing in this Annual Report on Form 11-K of American Tower Retirement Savings Plan for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 28, 2002